Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2017, in the Registration Statement (Form S-1) and related Prospectus of Victory Capital Holdings, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young

Cleveland, Ohio
January 10, 2018